Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener

Executive Vice President and CFO

Tel: (949) 380-6100

INVESTORS: Robert C. Adams

Vice President of Corporate Development

Tel: (949) 380-6100

Microsemi Updates Thailand Flooding Impact

ALISO VIEJO, Calif.—Oct. 26, 2011—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today updated expectations for the impact to its business as a result of the continued flooding in Thailand.

Ongoing flooding in the country has now forced a shutdown of Microsemi operations in a second facility in Thailand, just outside the capital city of Bangkok. With water levels still high, the company’s operations in Ayutthaya, Thailand remain inoperative.

“The disaster in Thailand continues to negatively affect our operations in the region,” said James J. Peterson, Microsemi’s president and chief executive officer. “With two of our subcontracted facilities in Thailand now shut down, we expect there will be some revenue effect in the current quarter and to a lesser extent the ensuing two to three quarters beyond. We remain focused on the safety of our team and the community as we are working on a recovery plan to identify solutions that ensure our customers’ needs are met as soon as is safe and practicable.”

Microsemi is in the process of evaluating the revenue effect on the December quarter. The Ayutthaya and Bangkok facilities together can account for as much as 5 percent of total quarterly revenues.

Microsemi expects to discuss this topic on its upcoming earnings release call, scheduled for Nov. 10, 2011 at 1:45 p.m. Pacific Time.

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and communications; and industrial and alternative energy markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF integrated circuits, customizable SoCs, FPGAs, and complete subsystems. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

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Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements related to suspending operations at two subcontracted manufacturing facilities in Thailand, and the potential related effects on Microsemi’s future revenues, are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as uncertainties concerning the extent of damage to our facilities and equipment; uncertainties about the timeframe for the flood waters receding and the restoration of operations and associated costs with such restoration; our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers; rapidly changing technology and product obsolescence, potential cost increases, variations in customer order preferences, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, difficulties foreseeing future demand, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, difficulties and costs of protecting patents and other proprietary rights, inventory obsolescence and difficulties regarding customer qualification of products. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.